EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62889) constituting a part of this Registration Statement of our report dated September 15, 2006 relating to the financial statements and supplemental schedule of the IMPCO Investment and Tax Savings Plan appearing on this Form 11-K for the year ended March 31, 2006.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Costa Mesa, California
September 15, 2006